Exhibit 99.1

Press Release dated December 23, 2019

Ms. Julie R. Smith, the President, COO and Board Member for True Nature Holding, Inc., Provides Detailed Overview of 2019 Milestones and Outlook for 2020 in a New Interview at SmallCapVoice.com

AUSTIN, Texas, Dec. 23, 2019 (GLOBE NEWSWIRE) -- SmallCapVoice.com Inc. and True Nature Holding, Inc. (OTC QB: TNTY) (the “Company”), a development stage company who’s driven to create shareholder value by developing and acquiring innovative technologies, announced today that Ms. Julie R. Smith, the President, COO and Board Member for the Company is featured in a new audio interview at SmallCapVoice.com.

The interview can be heard at: https://www.smallcapvoice.com/12-20-19-smallcapvoice-interview-true-nature-holding-tnty/.

Ms. Smith called into SmallCapvoice.com, Inc. to go over the business model and markets her companies operate in, the achievements for the Company in 2019, and the goals for the Companies in 2020. In the interview, Smith drove home the importance regarding the Company’s European expansion. Recently TNTY announced that it is working to form a new corporate entity, Mitesco PLC to act as a holding company for its European based acquisitions. This marked a new theme for the Company, where it is assembling healthcare technology solutions companies, generally, those that are early stage, but past proof of concept, and with revenues in the $2 million to $20 million range.

Ms. Smith stated, “The progress we have made since coming on board in the fourth quarter of 2019 is why we were so excited to be speaking with SmallCapVoice.com.  Our expansion plans and other efforts are driven by the overriding goal of building shareholder value through tapping into the right geographic regions at the right time. We are extremely optimistic about our future with the foundation we have built. Once again, we are thankful for the opportunity to share our story with our shareholders and the SmallCapVoice.com listening audience.”

The Mission of True Nature Holding, Inc.

We have in development a suite of offerings aimed at enhancing healthcare throughout the supply chain and to end-users. We intend to acquire and implement technologies and services to improve the quality of care, reduce cost, and enhance consumer convenience. We are focused on developing a portfolio of companies that provide healthcare technology solutions and the team is adept at deal structures supportive of long-term organizational value. The holding company structure facilitates profitable growth and enables the acquired business to focus on scale. The TNTY portfolio of companies will apply leading-edge solutions that emphasize stakeholder value and leverages distinct sector trends.

ABOUT SMALLCAPVOICE.COM, INC.

SmallCapVoice.com, Inc. is a recognized corporate investor relations firm, with clients nationwide, known for its ability to help emerging growth companies, small cap and micro-cap stocks build a following among retail and institutional investors. SmallCapVoice.com utilizes its stock newsletter to feature its daily stock picks, podcasts, as well as its clients' financial news releases. SmallCapVoice.com also offers individual investors all the tools they need to make informed decisions about the stocks in which they are interested. Tools like stock charts, stock alerts, and Company Information Sheets can assist with investing in stocks that are traded on the OTC BB and Pink Sheets. To learn more about SmallCapVoice.com and its services, please visit https://www.smallcapvoice.com/small-cap-stock-otc-investor-relations-financial-public-relations/.

To sign up for our free newsletter, please visit http://smallcapvoice.com/the-small-cap-daily-small-cap-newsletter/.
Socialize with SmallCapVoice and their clients at:
Facebook: https://www.facebook.com/SmallCapVoice/
Twitter: https://twitter.com/smallcapvoice
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Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

Company Contact:

www.truenatureholding.com

1-844-383-8689

For SmallCapVoice.com:

ssmith@smallcapvoice.com

SOURCE: SmallCapVoice.com